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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               GMX RESOURCES INC.
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             (Exact name of registrant as specified in its charter)


                OKLAHOMA                                 73-1534474
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                    ONE BENHAM PLACE
             9400 NORTH BROADWAY, SUITE 600
                OKLAHOMA CITY, OKLAHOMA                       73114
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        (Address of principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class          Name of each exchange on which
               to be so registered          each class is to be registered

If this Form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-49328

Securities to be registered pursuant to Section 12(g) of the Act:

        RIGHTS TO PURCHASE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the Registrant's securities, reference is made to Item
3.03 of the Current Report on Form 8-K filed by the Registrant on May 17, 2005, which is hereby incorporated by reference.

ITEM 2. EXHIBITS.

     That certain Rights Agreement dated May 17, 2005, by and between GMX RESOURCES INC. and UMB Bank, n.a., as Rights Agent (incorporated by reference to
Exhibit 4.1 to Current Report on Form 8-K filed by the Registrant on May 18,
2005) is filed as a part of this registration statement.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             GMX RESOURCES INC.



Date: May 18, 2005                           By: /s/ Ken L. Kenworthy, Sr.
                                                 -----------------------------
                                                 Ken L. Kenworthy, Sr.,
                                                 Chief Financial Officer







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